Hudson RPO Makes Singapore Acquisition

Significantly Increases Market Presence in Southeast Asia

Identifies Numerous Synergies

OLD GREENWICH, CT, November 1, 2023 — Hudson Global, Inc. (the “Company” or “Hudson RPO”) (Nasdaq: HSON), a leading global total talent solutions company, announced today the acquisition of Hudson Global Resources (Singapore) Pte Ltd (“Hudson Singapore”), a provider of recruitment services primarily to clients operating in Singapore. Hudson Singapore has a 30-year track record of senior placements and project recruitment work across Southeast Asia including Singapore, Malaysia, the Philippines, Vietnam, Thailand, and Indonesia.

“We are very excited to welcome the Hudson Singapore team to Hudson RPO and believe this accretive combination will generate considerable value for our clients, team, and stockholders,” said Jeff Eberwein, Chief Executive Officer of the Company. “We believe a multi-service, total talent strategy consisting of recruitment services, contracting, project work, RPO, and MSP is essential to accelerate our growth in Asia, where RPO adoption has lagged that of other regions, and Hudson Singapore brings to Hudson RPO the complement of capabilities needed to execute on this strategy. Together, we believe we can achieve our Asia growth goals through cross-selling Hudson RPO’s services among Hudson Singapore’s diverse, blue chip client base as well as leveraging our recognition as a larger, full-service Asia enterprise to win new business and gain share in this important market.”

Mr. Eberwein continued, “Today’s announcement represents the continuation of our disciplined approach to pursuing accretive bolt-on acquisitions that strategically expand Hudson RPO’s capabilities and capacity.”

About Hudson Global

Hudson Global, Inc. is a leading total talent solutions provider operating under the brand name Hudson RPO. We deliver innovative, customized recruitment outsourcing and total talent solutions to organizations worldwide. Through our consultative approach, we design tailored solutions to meet our clients’ strategic growth initiatives. As a trusted advisor, we meet our commitments, deliver quality and value, and strive to exceed expectations.

For more information, please visit us at hudsonrpo.com or contact us at ir@hudsonrpo.com.

Investor Relations:
The Equity Group
Lena Cati
212 836-9611
lcati@equityny.com

Forward-Looking Statements

This press release contains statements that the Company believes to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties, and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; rising inflationary pressures and interest rates; the adverse impacts of the coronavirus, or COVID-19 pandemic; the Company’s ability to successfully achieve its strategic initiatives; risks related to potential acquisitions or dispositions of businesses by the Company; the Company’s ability to operate successfully as a company focused on its RPO business; risks related to fluctuations in the Company's operating results from quarter to quarter; the loss of or material reduction in our business with any of the Company’s largest customers; the ability of clients to terminate their relationship with the Company at any time; competition in the Company's markets; the negative cash flows and operating losses that may recur in the future; risks relating to how future credit facilities may affect or restrict our operating flexibility; risks associated with the Company's investment strategy; risks related to international operations, including foreign currency fluctuations, political events, natural disasters or health crises, including the

COVID-19 pandemic, the Russia-Ukraine war, and the Hamas-Israel war; the Company's dependence on key management personnel; the Company's ability to attract and retain highly skilled professionals, management, and advisors; the Company's ability to collect accounts receivable; the Company’s ability to maintain costs at an acceptable level; the Company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the Company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the Company’s business reorganization initiatives, and limits on related insurance coverage; the Company’s ability to utilize net operating loss carry-forwards; volatility of the Company's stock price; the impact of government regulations; restrictions imposed by blocking arrangements; and a material weakness in our internal control over financial reporting that could have a significant adverse effect on our business and the price of our common stock. Additional information concerning these, and other factors is contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.